Exhibit 10.7
AMENDMENT NUMBER 6
TO AMENDED AND RESTATED LOAN AGREEMENT
          THIS AMENDMENT NUMBER 6, dated as of June 15, 2005 (this “Amendment”) to the Amended and Restated Loan Agreement, dated as of March 7, 2003 (as amended, modified, restated or supplemented from time to time as permitted thereby, the “Loan Agreement”), among CF LEASING LTD., a company organized and existing under the laws of the Islands of Bermuda (together with its successors and permitted assigns, the “Borrower”), FORTIS BANK (NEDERLAND) N.V., a Naamloze Vennootschap (“Fortis”), as agent on behalf of the Lenders (in such capacity, the “Agent”), BTM CAPITAL CORPORATION (“BTMCC”), a Delaware corporation, HSH NORDBANK AG, NEW YORK BRANCH (“HSH”), a banking institution duly organized and validly existing under the laws of Germany, WESTLB AG, a joint stock company duly organized and validly existing under the laws of Germany, acting through its NEW YORK BRANCH (“WestLB”), NIB CAPITAL BANK N.V., a Naamloze Vennootschap (“NIBC”) and the other financial institutions from time to time party hereto (each, including Fortis, BTMCC, HSH, WestLB and NIBC, a “Lender” or “Co-Purchaser” and collectively, the “Lenders” or the “Co-Purchasers”) and West LB, as documentation agent (together with its successors and assigns in such capacity, the “Documentation Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrower, Fortis, HSH and BTM have previously entered into the Loan Agreement, dated as of September 18, 2002, as amended and restated as of March 7, 2003, and subsequently amended by Amendment Number 1 thereto, dated as of October 15, 2003, Amendment Number 2 thereto, dated as of March 4, 2004, Amendment Number 3 thereto, dated as of April 30, 2004, Amendment Number 4 thereto, dated as of May 31, 2004, and Amendment Number 5 thereto, dated as of June 15, 2004 (such amendment, “Amendment Number 5”);
          WHEREAS, the parties desire to further amend the Loan Agreement in order to (i) increase the Aggregate Commitment from One Hundred Fifty Million Dollars ($150,000,000) to Three Hundred Million Dollars ($300,000,000), (ii) increase the portion of the Commitment with respect to Fortis from Fifty Million Dollars ($50,000,000) to Eighty-Seven Million Five Hundred Thousand Dollars ($87,500,000), (iii) increase the portion of the Commitment with respect to BTMCC from Fifty Million Dollars ($50,000,000) to Seventy Million Dollars ($70,000,000), (iv) increase the portion of the Commitment with respect to HSH from Fifty Million Dollars ($50,000,000) to Eighty-Seven Million Five Hundred Thousand Dollars ($87,500,000), (v) add WestLB as a Lender under the terms of the Loan Agreement with a Commitment of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000), (vi) add NIBC as a Lender under the terms of the Loan Agreement with a Commitment of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), (vii) extend the Conversion Date from June 15, 2005 to June 14, 2006, (vii) exchange all existing Notes for new Notes issued to the Lenders reflecting the Commitments of such Lenders on the date hereof, and (viii) make certain other amendments, all upon the terms, and subject to the conditions, hereinafter set forth, and in reliance on the representations and warranties of Borrower set forth herein;
          NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Exhibit 10.7
          SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Loan Agreement.
          SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Loan Agreement shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.
          SECTION 3. Amendment to the Loan Agreement. Effective upon the date hereof, following the execution and delivery hereof, the following Sections are hereby amended as follows:
          (a) Section 101 is hereby amended by deleting the following defined terms in their entirety:
Aggregate Class A Principal Balance;
Aggregate Class B Principal Balance;
Class A Advance;
Class A Aggregate Commitment;
Class A Asset Base;
Class A Commitment;
Class A Note;
Class B Advance;
Class B Aggregate Commitment;
Class B Commitment;
Class B Note.
          (b) Section 101 is hereby amended by amending and restating the following defined terms in their entirety:
     “Advance: A disbursement of funds made by one or more Lenders to the Borrower with respect to the Notes pursuant to the provisions of this Loan Agreement.”
     “Aggregate Commitment: As of any date of determination, an amount equal to the sum of the Commitments of all Lenders then a party to this Loan Agreement.”
     “Aggregate Principal Balance: As of any date of determination, an amount equal to the sum of the then Principal Balance of all Notes then Outstanding.”
     “Availability: With respect to any Lender as of any date of determination, an amount equal to the lesser of (A) the excess, if any, of (x) the Commitment of such Lender on such date of

Exhibit 10.7
determination, over (y) the Principal Balance then Outstanding of the Note owned by such Lender on such date of determination, and (B) the excess, if any, of (i) such Lender’s Pro Rata interest with respect to the Aggregate Asset Base on such date of determination, over (ii) the Principal Balance then Outstanding of the Note owned by such Lender on such date of determination.”
     “Commitment: With respect to any Lender, the commitment of such Lender to make Advances in accordance with the provisions of this Loan Agreement in an aggregate amount outstanding at any time not to exceed the amount set forth opposite the name of such Lender on Schedule 1 hereto.”
     “Commitment Fee Percentage: The percentage specified as such in the letter agreement, dated as of June 15, 2005, between the Borrower and the Agent, as such letter agreement may be amended, modified or supplemented from time to time in accordance with its terms.”
     “Conversion Date: With respect to the Commitment of any Lender, the earlier to occur of (i) June 14, 2006 (as such date may be extended in accordance with Section 201(f)), and (ii) the date on which an Early Amortization Event initially occurs.”
     “Effective Date: June 15, 2005.”
     “Eligible Container: Any Container which shall comply with each of the following requirements as of the date indicated below:
     (i) Purchase Parameters. Such Container conformed, on the date of its original acquisition by the Borrower, with the Purchase Parameters in effect on such date of acquisition;
     (ii) Casualty Losses. Such Container shall not have suffered a Casualty Loss on such date of determination;
     (iii) Title. The Borrower shall have had good and marketable title to such Container, free and clear of all Liens other than Permitted Liens, on such date of determination;
     (iv) Maximum Concentration of Non-Monthly Lease Agreements. If such Container is on lease, then when considered with all other Eligible Containers owned by the Borrower, the sum of the Net Book Values of all Eligible Containers then subject to a Lease for which rent is payable on other than a monthly basis shall not exceed five percent (5%) of the Aggregate Net Book Value;
     (v) Valid and Perfected Security Interest. The Security Agreement is effective to create in favor of the Agent a valid and perfected first security interest in such Container, subject only to Permitted Liens;
     (vi) Maximum Concentration of Refrigerated Containers. When considered with all other Eligible Containers owned by the Borrower, the sum of the Net Book Values of all refrigerated Containers will not exceed an amount equal to thirty percent (30%) of the then Aggregate Net Book Value;

Exhibit 10.7
     (vii) Specialized Containers. Both of the following: (A) When considered with all other Eligible Containers owned by the Borrower, the sum of the Net Book Values of all Specialized Containers (other than refrigerated Containers) will not exceed an amount equal to thirty percent (30%) of the then Aggregate Net Book Value, and (B) all Specialized Containers (other than rolltrailers) acquired by the Borrower after the Restatement Date shall be twenty feet (20’) long, forty feet (40’) long, or forty-five feet (45’) long;
     (viii) Maximum Lessee Concentrations. If such Container is then on lease, then, when considered with all other Eligible Containers then on lease, the sum of the Net Book Values of all Eligible Containers then on lease to any single lessee will not exceed the following:
     (a) if such lessee is set forth on Exhibit E hereto, twelve percent (12%) of the then Aggregate Net Book Value; or
     (b) in all other instances not covered by clause (a), five percent (5%) of the then Aggregate Net Book Value;
     (ix) Maximum Concentration of Finance Leases. If such Container is then subject to the terms of a Finance Lease, then, when considered with all other Eligible Containers then on lease, the sum of the Net Book Values of all Containers subject to Finance Leases shall not exceed twenty (20%) of the then Aggregate Net Book Value;
     (x) Maximum Concentration of Non-USD Denominated Leases. When considered with all other Eligible Containers owned by the Borrower, the sum of the Net Book Values of all Containers subject to Non-USD Denominated Leases will not exceed an amount equal to five percent (5%) of the then Aggregate Net Book Value;
     (xi) Compliance with ISO; Age; Term Lease. Each New Container acquired by the Borrower on or after the Restatement Date shall comply with all of the following: (A) be an ISO compliant Container (excluding any tank containers), (B) be less than twenty-four (24) months old as of the date of acquisition by the Borrower, and (C) when considered with all other Eligible Containers owned by the Borrower, at least seventy-five percent (75%) of such New Containers (based on the sum of the Net Book Values of all such New Containers) shall then be subject to a Term Lease; provided, that clauses (B) and (C) shall not apply to the acquisition by the Borrower of approximately $72,000,000 of New Containers from Cronos Finance (Bermuda) Limited expected to occur in June 2005;
     (xii) Purchase Price. The purchase price for any New Container acquired by the Borrower on or after the Restatement Date shall not exceed its then fair market value; and
     (xiii) Lessee Bankruptcy. If such Container is then subject to a Finance Lease, the related lessee is not, to the knowledge of the Borrower or the Manager, subject to bankruptcy, insolvency or similar proceedings.”

Exhibit 10.7
     “Final Payment Date: The Payment Date occuring on June 15, 2016.”
     “Interest Rate: For each Interest Period, one of the following:
     (A) if no Early Amortization Event has occurred and is then continuing, a rate per annum equal to the sum of (i) Adjusted LIBOR (or, if a Eurodollar Disruption Event is then continuing, the Prime Rate) for such Interest Period, plus (ii) (x) during the period from and including the Effective Date to, but excluding, the Conversion Date, one and five-eighths of one percent (1.625%) per annum, or (y) on and after the Conversion Date, one and seven-eighths of one percent (1.875%) per annum; or
     (B) if an Early Amortization Event has occurred and is then continuing, a rate per annum equal to the sum of (i) Adjusted LIBOR (or, if a Eurodollar Disruption Event is then continuing, the Prime Rate) for such Interest Period, plus (ii) two and three-eighths percent (2.375%) per annum.”
     “Management Agreement: The Amended and Restated Management Agreement, dated as of June 15, 2004, by and between the Manager and the Borrower, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.”
     “Members Agreement: The Members Agreement, dated as of September 18, 2002, among the Borrower, Cronos Equipment (Bermuda) Limited and FB Aviation and Intermodal Holding B.V. (f/k/a MeesPierson Transport & Logistics Holding BV) and joined by Cronos Containers (Cayman) Ltd. and by The Cronos Group, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.”
     “Note: Any one of the promissory notes issued by the Borrower pursuant to the terms of this Loan Agreement, substantially in the form of Exhibit C hereto.”
     “Principal Payment Amount: For any Note owned by a Lender on any Payment Date on which no Early Amortization Event is then continuing, one of the following:
     (1) on any Payment Date prior to the Conversion Date for such Lender, zero;
     (2) on any Payment Date occurring subsequent to the Conversion Date for such Lender, an amount for each such Payment Date equal to the product of (x) the Principal Balance of such Note on such Conversion Date, (y) the applicable percentage set forth below in the column entitled “Annual Principal Reduction Required” opposite the applicable Payment Date, and (z) one-twelfth;

Number of Payment Dates After	Annual Principal Reduction
Conversion Date	Required
1-12	10.0%
13-24	10.0%
25-36	10.0%

Exhibit 10.7

Number of Payment Dates After	Annual Principal Reduction
Conversion Date	Required
37-48	10.0%
49-60	10.0%
61-72	10.0%
73-84	10.0%
85-96	10.0%
97-108	10.0%
109-120	10.0%
     (3) on the Final Maturity Date, an amount equal to the then Principal Balance of such Note.”
     “Restricted Cash Account Requirement: As of any date of determination, an amount equal to the quotient of (A) the then Aggregate Principal Balance multiplied by the Interest Rate then applicable to the Notes, divided by (B) four (4).”
          (c) Paragraph (a) of Section 201 is hereby amended by deleting the reference to “One Hundred Fifty Million Dollars ($150,000,000)” and replacing it with “Three Hundred Million Dollars ($300,000,000)”;
          (d) Paragraph (b), (c) and (d) of Section 201 are hereby amended by deleting them in their entirety and replacing such paragraphs with the following:
     “(b) Advances. Prior to the Conversion Date, each of the Notes shall be a revolving note with a maximum principal amount equal to the then current Commitment for the related Lender, and the Borrower may, subject to the terms and conditions of this Loan Agreement, borrow, repay and re-borrow amounts in respect of such Commitment; provided, however, that if the Aggregate Principal Balance shall be less than the then current Aggregate Commitment, then the Lenders shall, at the request of the Borrower and subject to compliance with the terms of Section 1002 of this Agreement, make one or more Advances (for each such Lender, pro rata, in proportion to such Lender’s Commitment) in such aggregate amount that the Aggregate Principal Balance (after giving effect to such Advance(s)) shall not exceed Three Hundred Million Dollars ($300,000,000); provided, further, that in no event shall any Lender be required to make an Advance that, when considered with all unpaid Advances previously made by such Lender, would exceed the related Commitment of such Lender. The failure of any Lender to make an Advance on any Funding Date shall not relieve any other Lender of its obligation to make an Advance, but no Lender shall (i) be responsible for the failure of any other Lender to make an Advance on any Funding Date or (ii) be obligated to make an incremental Advance on behalf of such non-performing Lender. Each Lender, or the Agent on its behalf, shall maintain a record of all Advances and repayments made on the Notes and such records shall be conclusive absent manifest error.

Exhibit 10.7
     (c) Funding of Advance. On any Business Day requested by the Borrower and presuming that the Borrower shall have satisfied all applicable conditions precedent set forth in Article X hereof, each Lender shall, subject to the terms and conditions of this Loan Agreement, deposit with the account designated by the Borrower by wire transfer of same day funds not later than 4:00 p.m. (Amsterdam time) an amount equal to its Pro Rata share of the requested Advance; provided, however, that each Advance by each Lender shall be for an amount (A) not less than the lesser of (x) its then Unused Commitment and (y) such Lender’s Pro Rata share of Five Hundred Thousand Dollars ($500,000), and (B) not greater than the Availability of such Lender on such Business Day or such greater amount to which such Lender may consent in its sole discretion (provided that the Aggregate Principal Balance (after giving effect to such Advance) shall not exceed Three Hundred Million ($300,000,000)).
     (d) Request for Advance. Each Drawdown Notice shall be submitted in writing to the Agent by not later than 4:00 p.m. (Amsterdam time) on the third (3rd) Business Day (or such shorter time as the Agent and the Lenders shall agree) prior to the date of the requested Advance (provided however, with respect to any request for an Advance to be made on the Restatement Date such Drawdown Notice shall be submitted not later than 4:00 p.m. (Amsterdam time) on the first (1st) Business Day prior to the date of such requested Advance), and the Agent shall promptly provide each Lender with a copy of each such Drawdown Notice. Such notice shall include (i) a calculation of the Aggregate Asset Base (calculated to include any Eligible Containers to be acquired with the proceeds of such Advance), as applicable, and (ii) the amount of such Advance to be funded by each Lender. Such Drawdown Notice shall be irrevocable when given and shall be in a minimum aggregate amount equal to the lesser of (i) Five Hundred Thousand Dollars ($500,000) and (ii) the then unused Aggregate Commitment (or such greater amount to which the Lenders may consent in their respective sole discretion (provided that the Aggregate Principal Balance (after giving effect to such requested Advance) shall not exceed Three Hundred Million Dollars ($300,000,000)). Borrower shall pay interest on the Notes at the rates and in the manner set forth in Section 202 hereof. Each Drawdown Notice shall constitute a reaffirmation by Borrower that (1) no Event of Default, Early Amortization Event or Manager Default has occurred and is continuing and (2) the representations and warranties of the Facility Parties contained in the Transaction Documents are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.
          A Drawdown Notice, once delivered to the Agent, shall be irrevocable and binding on the Borrower. If any Advance requested by the Borrower is not, for any reason whatsoever related to a default or nonperformance by the Borrower, made or effectuated on the specified Funding Date, the Borrower shall pay Breakage Costs. In connection with any Advance or any Funding Date, all of the Lenders may, in their collective and absolute discretion, grant the Borrower extensions and/or waivers in fulfilling its obligations under this Section 201 and in fulfilling the conditions set forth in Section X herein.”
          (e) Section 203 is hereby amended by deleting such section in its entirety and replacing it with the following:
          “Section 203. Principal Payments On The Notes.

Exhibit 10.7
          (a) Scheduled Principal Amortization of Notes. The Principal Balance of each Note shall be payable on each Payment Date from amounts on deposit in the Trust Account and in accordance with the priority of payments set forth in Section 302(a) hereof in an amount equal to (i) so long as no Early Amortization Event is continuing, the Principal Payment Amount for such Note for such Payment Date, or (ii) if an Early Amortization Event is then continuing, the then Principal Balance of such Note shall be payable in full to the extent that funds are available for such purposes in accordance with the provisions of Section 302(a) hereof. The Principal Balance of each Note, together with all unpaid interest (including all Overdue Interest), fees (including all Commitment Fees), expense, costs and other amounts payable by the Borrower to such Lender pursuant to the terms of the Transaction Documents, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Notes have been accelerated in accordance with Section 802 hereof and (y) the Final Payment Date.
          (b) Voluntary Prepayment of Notes. The Borrower may, from time to time, and upon at least five (5) Business Days’ prior written irrevocable notice to the Agent and each Lender, make an optional prepayment of principal of the Notes, in whole or in part; provided, however, that (i) any partial prepayment of principal shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000), and (ii) the Borrower may not utilize any funds on deposit in either the Trust Account (except to the extent that such funds are otherwise distributable to the Borrower in accordance with the provisions of Section 302) or the Restricted Cash Account for such purposes. The Borrower shall promptly confirm any telephonic notice of prepayment in writing. Any optional prepayment of principal made by the Borrower pursuant to this Section 203(b) shall also include (i) accrued interest to the date of the prepayment on the Principal Balance being prepaid, (ii) any termination, notional reduction, breakage and other fees and costs assessed by any Eligible Interest Rate Hedge Provider and (iii) if such prepayment is being made on a day other than a Payment Date, any Breakage Costs.
          (c) [Reserved].
          (d) Mandatory Prepayment of Notes Due to Asset Base Deficiency. If the Manager Report delivered on any Determination Date indicates that an Asset Base Deficiency exists, the Borrower shall promptly (but in any event no later than the Payment Date after an executive officer of the Borrower or Manager obtains knowledge of such condition) make a mandatory prepayment of such Asset Base Deficiency. In connection with any prepayment made in accordance with this Section 203(d), the Borrower shall pay (i) accrued interest to the date of prepayment on the Principal Balance being prepaid, (ii) any Breakage Costs assessed by each Lender and (iii) any termination, notional reduction, breakage or other fees or costs assessed by any Eligible Interest Rate Hedge Provider.”
          (f) Section 302 is hereby amended by deleting such section in its entirety and replacing it with the following:
     “Section 302. Distributions from The Trust Account. (a) On each Payment Date, the Agent, based on the Manager Report, shall distribute an amount equal to the sum of (1) all amounts on deposit in the Trust Account as of the last day of the related Collection Period, (2) payments received by the Borrower pursuant to an Interest Rate Hedge Agreement and (3) any

Exhibit 10.7
earnings on investments in the Trust Account pursuant to Section 303 of this Loan Agreement (the sum of (1), (2) and (3), the “Distributable Cash Flow”), to the following Persons in the following order of priority, with no payment being made toward any item unless and until all prior items have been fully satisfied:
(1)	to such Persons as the Manager shall direct, the amount of any Borrower Expenses then due and payable that have not been paid by the Manager in accordance with the terms of the Management Agreement, not to exceed $100,000 annually;

(2)	to the Manager by wire transfer of immediately available funds, an amount equal to the sum of (x) Management Fee Arrearage and (y) Management Fee;

(3)	to each Eligible Interest Rate Hedge Provider, any payments (other than termination payments) owing by the Borrower pursuant to all Interest Rate Hedge Agreements then in effect;

(4)	to the Agent, by wire transfer of immediately available funds, the sum of (A) Four Thousand Dollars ($4,000) and (B) any other fees and expenses of the Agent then due and payable;

(5)	[intentionally omitted]

(6)	to each Lender, on a Pro Rata basis, by wire transfer of immediately available funds (to the account that the Lender has designated to the Agent in writing on or prior to the Business Day immediately preceding such Payment Date), an amount equal to the sum of (A) the sum of (x) the Interest Payment for the Notes and (y) Interest Arrearage for the Notes, if any, and (B) the sum of (x) the Commitment Fees for the Notes then owing and (y) any unpaid Commitment Fees for the Notes from all prior Payment Dates;

(7)	to the Restricted Cash Account, an amount necessary to increase the balance thereof (calculated after giving effect to any deposits on such Payment Date) to the Restricted Cash Account Requirement;

(8)	one of the following amounts:

(A) if no Early Amortization Event has occurred and is then continuing, to each Lender for the Notes, on a Pro Rata basis, an amount equal to the sum of (i) the Principal Payment Amount for the Notes for such Payment Date and (ii) if an Asset Base Deficiency exists after giving effect to the payment described in clause (i), any prepayment required with respect to the Notes pursuant to the provisions of Section 203(d); or

(B) if an Early Amortization Event has occurred and is then continuing, any remaining Distributable Cash Flow shall be paid as follows: on a Pro

Exhibit 10.7
Rata and pari passu basis, (i) to each Eligible Interest Rate Hedge Provider (regardless of whether such Person then qualifies as an Eligible Interest Rate Hedge Provider), any payments (excluding any termination payments) owing by the Borrower pursuant to all Interest Rate Hedge Agreements then in effect, and (ii) to each Lender for the Notes, in repayment of principal of the Notes until the Aggregate Note Principal Balance has been reduced to zero; or
(9)	if no Early Amortization Event has occurred, to each Eligible Interest Rate Hedge Provider (regardless of whether such Person then qualifies as an Eligible Interest Rate Hedge Provider), any termination payments owing under all Interest Rate Hedge Agreement then in effect;

(10)	to each Lender, any Overdue Interest, Other Taxes or indemnification payments (including any amounts payable pursuant to Section 208 and Section 210 hereof) then due and payable;

(11)	to the Manager, any Disposition Fees then due and payable;

(12)	to the Manager, any indemnification payments owing by the Borrower to the Manager pursuant to Section 18 of the Management Agreement;

(13)	to such Person(s) as the Manager may direct, any unpaid Borrower Expenses;

(14)	to the Borrower or its designee, any remaining Distributable Cash Flow.
(b) If the amounts to be distributed on any Payment Date are not sufficient to make payment in full to the Lenders with respect to any of clauses described in Section 302(a) above, then payments to Lenders pursuant to any such clause will be allocated among such Lenders on a pro rata basis based on the amount payable to each such Lender pursuant to each such clause.”; and
          (g) The lead in language in Section 1002 is hereby amended by deleting such language in its entirety and replacing it with the following:
     “Section 1002. Subsequent Advances. The obligation of each of the Lenders to advance any additional principal on the Notes pursuant to its Commitment under this Loan Agreement or, in each Lender’s sole discretion, to advance any additional principal on the Notes in excess of its Commitment (provided that the Aggregate Principal Balance (after giving effect to any such requested Advance) shall not exceed Three Hundred Million ($300,000,000)) is subject to the following further conditions precedent:”; and
          (h) Paragraph (k) of Section 1002 is hereby amended by deleting it in its entirety and replacing such paragraph with the following:
          “(k) Replacement Notes. If any Lender, in its sole discretion, shall consent to make an Advance in an amount greater than its then current Commitment, a separate replacement Note executed by the Borrower shall be issued to each such Lender in the aggregate amount of up to such Lender’s then current Commitment plus all Advances to be made by such

Exhibit 10.7
Lender in excess thereof on the related Funding Date; provided that upon its receipt of any replacement Note pursuant to this Section 1002(k), each Lender shall surrender or cause to be surrendered its prior Note.”
          (i) Paragraph (i)(D) of Section 1203 is hereby amended by deleting it in its entirety and replacing such paragraph with the following:
          “(D) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Potential Event of Default, Manager Default, or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender) or at any time permit either the Aggregate Principal Balance to exceed Three Hundred Million Dollars ($300,000,000) or the Aggregate Commitment to exceed Three Hundred Million Dollars ($300,000,000);”
          (j) Paragraph (i)(H) of Section 1203 is hereby amended by deleting it in its entirety and replacing such paragraph with the following:
          “(H) amend or modify the definition of the terms “Aggregate Asset Base”, “Early Amortization Event”, “Asset Base Deficiency”, “Conversion Date” or “Event of Default” (or any definition used therein); or”
          (k) New Sections 1225 and 1226 are added to the Loan Agreement, each of which reads as follows:
          “Section 1225. USA Patriot Action Notice. The Lenders hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107.56 (signed into law October 26, 2001) (the “Patriot Act”), the Lenders are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Patriot Act.
          Section 1226. Role of Documentation Agent. The Borrower hereby appoints WestLB as documentation agent (in such capacity, the “Documentation Agent”). The parties hereto agree that the Documentation Agent shall not have any duties or obligations under this Loan Agreement beyond its respective duties and/or obligations as a Lender.”
          (l) Exhibits C-1 and C-2 to the Loan Agreement is hereby amended by deleting them in their entirety and replacing them with Exhibit C attached hereto.
          (m) Schedule 1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 1 attached hereto.
          (n) Schedule 11.01 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 11.01 attached hereto.
          SECTION 4. Representations, Warranties and Covenants.
          The Borrower hereby confirms that each of the representations, warranties and covenants set forth in Articles V and VI of the Loan Agreement are true and correct as of the

Exhibit 10.7
date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.
          SECTION 5. Effectiveness of Amendment; Terms of this Amendment.
          (a) This Amendment shall become effective on the date on which all of the conditions precedent set forth below are satisfied, which shall be in no event later than June 15, 2005:
(i) Amendment. The Agent shall have received this Amendment, in form and substance satisfactory to the Lenders, executed and delivered by Borrower and all other parties hereto;
(ii) Notes. The Agent shall have received separate Notes executed by the Borrower in favor of each Lender;
(iii) Certificate of Officer/Secretary; Organizational Documents. The Agent shall have received separate certificates, each dated the Effective Date, executed by authorized signatories of each of the Manager and the Borrower, certifying (A) that attached to such certificate(s) is a true, correct and complete copy of the Memorandum of Association or other organizational document of such company certified by the Secretary of the Borrower or the Manager, as applicable, as of a date close to the Effective Date, (B) that attached to such certificate is a true, correct and complete copy of the bylaws (or bye-laws) and each other organizational document of such company then in full force and effect, (C) that attached to such certificate is a Certificate of Compliance from the Secretary of State (or equivalent) of any other jurisdiction where such company is required to be qualified to do business, dated as of a date close to the Effective Date, (D) that attached to such certificate is a true, correct and complete copy of the resolutions adopted by the board of directors of each such company then in full force and effect authorizing the execution, delivery and performance by such company of each of the amendment documents to which it is a party and (E) the name of the officer(s) of such company authorized to execute amendment documents on behalf of such company;
(iv) Asset Base Certificate. The Borrower shall have delivered to the Agent and each Lender a duly executed Asset Base Certificate calculated as of the Effective Date;
(v) Opinions. Conyers Dill & Pearman shall have delivered to the Agent its corporate matters opinion for the Borrower with regard to the documents executed on or as of the Effective Date. Maples & Calder shall have delivered to the Agent its corporate matters opinion for the Manager with regard to the documents executed on or as of the Effective Date. Thacher Proffitt & Wood llp shall have delivered to the Agent its opinion

Exhibit 10.7
letter regarding the enforceability of the documents executed on or as of the Effective Date;
(vi) Payment of Fees. All fees due to the Lenders on or before the Effective Date shall have been paid to the extent notified to the Borrower in writing;
(vii) Request for an Advance. The Borrower shall have submitted a Drawdown Notice in accordance with Section 201(d) of the Loan Agreement requesting an Advance from WestLB, the proceeds of which will be used to repay amounts owing to the other Lenders such that, after giving effect to such repayment, the Advance(s) owing to all Lenders (including WestLB) are proportional to their relative Commitments; and
(ix) Amendment Number 1 to Amended and Restated Management Agreement. The Agent shall have received a fully executed Amendment Number 1 to the Amended and Restated Management Agreement. By executing this Amendment, each lender hereby authorized the Agent to execute such Agreement.
          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          (c) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Loan Agreement, and (ii) each reference in the Loan Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended or modified hereby.
          (d) Except as expressly amended or modified hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
          SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
          SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          SECTION 8. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE AGENT ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY AND COUNTY OF

Exhibit 10.7
NEW YORK, STATE OF NEW YORK AND THE AGENT AND THE BORROWER EACH HEREBY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AMENDMENT, THE AGENT, EACH LENDER AND THE BORROWER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE AGENT AND THE BORROWER HEREBY EACH IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, HAVING AN ADDRESS AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK, 10011, ITS TRUE AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF RECEIVING AND FORWARDING LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE AGENT AND THE BORROWER EACH AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON. PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402, THE AGENT AND THE BORROWER SHALL EACH MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THE LOAN AGREEMENT SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, THE AGENT OR THE BORROWER, AS THE CASE MAY BE, SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE AGENT AND SHALL PROMPTLY DELIVER TO THE AGENT EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.
          SECTION 9. No Novation. Notwithstanding that the Loan Agreement is hereby amended by this Amendment as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing indebtedness of the Borrower under the Loan Agreement, or the security interest in the Collateral created thereby.
[Signature pages follow]

Exhibit 10.7
          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

CF LEASING LTD.

By:	/s/ DENNIS J. TIETZ

Name: Dennis J. Tietz
Title: Director
Amendment No. 6 to A&R Loan Agt.

Exhibit 10.7

FORTIS BANK (NEDERLAND) N.V.,
as Agent and a Lender

By: /s/ R. J. VAN DAM

Name: R. J. van Dam
Title: Director

By: /s/	H. P. DE KOOL

Name: H. P. de Kool
Title: Manager
Amendment No. 6 to A&R Loan Agt.

Exhibit 10.7

BTM CAPITAL CORPORATION, as a Lender

By:	/s/ CHERYL A. BEHAN

Name: Cheryl A. Behan
Title: Senior Vice President
Amendment No. 6 to A&R Loan Agt.

Exhibit 10.7

HSH NORDBANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ HARI RAGHAVAN

Name: Hari Raghavan
Title: Senior Vice President

By:	/s/ LINH DUONG

Name: Linh Duong
Title: Assistant Vice President
Amendment No. 6 to A&R Loan Agt.

Exhibit 10.7

WESTLB AG, NEW YORK BRANCH, as a Lender

By:	/s/ CARYN SUFFREDINI

Name: Caryn Suffredini
Title: Director

By:	/s/ WALTER T. DUFFY III

Name: Walter T. Duffy III
Title: Director
Amendment No. 6 to A&R Loan Agt.

Exhibit 10.7

NIB CAPITAL BANK N.V., as a Lender

By:	/s/ T. TH. VAN DER MAST

Name: T. Th. van der Mast
Title: Managing Director

By:	/s/ D. P. FENNEMA

Name: D. P. Fennema
Title: Associate Director

By:	/s/ C. MULDER

Name: C. Mulder
Title: Legal Counsel
Amendment No. 6 to A&R Loan Agt.

Exhibit 10.7
Exhibit C
FORM OF NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, UNLESS SO REGISTERED OR THE TRANSACTION RELATING THERETO SHALL BE EXEMPT WITHIN THE MEANING OF SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER. BECAUSE OF THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY OF THE AGENT.
CF LEASING LTD.
SECURED NOTE

up to $	No. ___
          KNOW ALL PERSONS BY THESE PRESENTS that CF LEASING LTD., a company organized and existing under the laws of the Islands of Bermuda (the “Borrower”), for value received, hereby promises to pay to [LENDER], or its registered assigns, at the principal office of the Agent named below, the principal sum of up to                      Dollars and ___/100 ($                    ), which sum shall be payable on the dates and in the amounts set forth in the Amended and Restated Loan Agreement, dated as of March 7, 2003 (as amended or supplemented from time to time, the “Loan Agreement”), among the Borrower, Fortis Bank (Nederland) N.V., as agent (the “Agent”) and as lender, BTM Capital Corporation, HSH Nordbank AG, New York Branch, WestLB AG, New York Branch, NIB Capital Bank N.V. and the other financial institutions from time to time party thereto, as lenders. Capitalized terms not otherwise defined herein will have the meaning set forth in the Loan Agreement as the same may be amended or supplemented from time to time.
          Payment of the principal and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. Principal and interest are payable on each Payment Date in immediately available funds to the extent set forth in the Loan Agreement from funds on deposit in the Trust Account and the Restricted Cash Account and as further set forth in Articles II and III of the Loan Agreement. This Note is one of the authorized notes identified in the title hereto and such authorized notes have been issued in the aggregate principal amount of up to                      Dollars and ___/100 ($                    ) pursuant to the Loan Agreement.
          This Note shall bear interest on the unpaid principal balance hereof at a rate per annum equal to the Interest Rate for the applicable Interest Period. Interest payable on this Note shall be calculated as set forth in the Loan Agreement. Payments of principal on this Note shall be made as provided in the Loan Agreement.

Exhibit 10.7
          This Note shall be an obligation of the Borrower, and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Loan Agreement, for the equal and ratable benefit of the lenders from time to time party to the Loan Agreement (the “Lenders”). No Person other than the Borrower shall be liable for any obligation of the Borrower under the Loan Agreement or this Note or any losses incurred by the Lenders.
          No recourse may be taken, directly or indirectly, with respect to the obligations of the Borrower on this Note or under the Loan Agreement or any certificate, statement or other writing delivered in connection herewith or therewith, against any incorporator, subscriber, agent, administrator, shareholder, partner, officer or director, as such, of the Borrower or any predecessor, successor, affiliate or controlling person of the Borrower, or against any stockholder of a corporation, partner of a partnership or beneficiary or equity owner of a trust, succeeding thereto (all of the foregoing, collectively, the “Exculpated Parties”), it being understood (and any holder of this Note, by its acceptance thereof, shall be deemed to have consented and agreed) that recourse shall be solely to the Collateral. The Borrower and any director or officer or employee or agent of the Borrower may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. No suit, claim or proceeding shall be brought against the Exculpated Parties or any of them for any obligation under or relating to this Note, the Loan Agreement or any agreement, instrument, certificate or other document delivered in connection therewith.
          The Agent or Borrower may require payment by the Lender of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of this Note.
          The Borrower, the Agent and any agent of the Borrower may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Borrower, the Agent, nor any other such agent shall be affected by notice to the contrary.
          This Note may be prepaid as set forth in Section 203 of the Loan Agreement, at the Borrower’s option, upon such notice and in the minimum amounts set forth in Section 203 of the Loan Agreement.
          If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.
          The Lender shall have no right to enforce the provisions of the Loan Agreement or to institute an action to enforce the covenants, or to take any action with respect to a default under the Loan Agreement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Loan Agreement; provided, however, that nothing contained in the Loan Agreement shall affect or impair any right of enforcement conferred on the Lender to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Lender is deemed to have covenanted and agreed that it will not institute against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation

Exhibit 10.7
proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than at such time as permitted in Section 1224 of the Loan Agreement.
          All terms and provisions of the Loan Agreement are herein incorporated by reference as if set forth herein in their entirety.
          IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Loan Agreement and the issuance of this Note, do exist, have happened and have been timely performed in regular form and manner as required by law.
          This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted with, the laws of the State of New York, without giving effect to the principles of conflicts of laws.
[Signature page follows]

Exhibit 10.7
          IN WITNESS WHEREOF, CF Leasing Ltd. has caused this Note to be duly executed by its duly authorized representative, on this ___day of                      200___.

CF LEASING LTD.

By:
Its:

Exhibit 10.7
SCHEDULE 1
LIST OF LENDERS AND RESPECTIVE COMMITMENTS

Lender	Commitment
Fortis Bank (Nederland) N.V.	$87,500,000

BTM Capital Corporation	$70,000,000

HSH Nordbank AG, New York Branch	$87,500,000

WestLB	$37,500,000

NIB Capital Bank N.V.	$17,500,000

Exhibit 10.7
SCHEDULE 11.01
NOTICE ADDRESSES

If to the Borrower:	CF Leasing Ltd.
Clarendon House
Church Street
Hamilton HM 11
Bermuda
Attn: Secretary
Telephone: 441 295-1422
Telefax: 441 292-4720

with a copy to:	Cronos Containers Limited
The Ice House
Dean Street
Marlow
Buckinghamshire SL7 3AB
England
Attn: Peter J. Younger
Telephone: 44 1628-405580
Telefax: 44 1628-405648

If to the Agent:	Fortis Bank (Nederland) N.V.
Coolsingel 93/1
P.O. Box 749
3000 AS Rotterdam
The Netherlands
Attention: Menno van Lacum
Telephone: 31 10 401 6160
Telefax: 31 10 401 6014

Exhibit 10.7

If to the Lender(s):	Fortis Bank (Nederland) N.V.
Coolsingel 93/1
P.O. Box 749
3000 AS Rotterdam
The Netherlands
Attention: Harmen de Kool
Telephone: 31 10 401 9676
Telefax: 31 10 401 6343

BTM Capital Corporation
111 Huntington Avenue, Suite 400
Boston, Massachusetts 02199
Attention: Senior Vice President — Administration
Telephone: (617) 573-9000
Telefax: (617) 345-1444

HSH Nordbank AG, New York Branch
230 Park Avenue
New York, NY 10169
Attention: Linh Duong
Tel.: (212) 407-6072
Fax: (212) 407-6033

West LB AG, New York Branch
1211 Avenue of the Americas
New York, NY 10036
Attention: Amir Oren, Credit Management
Tel.: 212-852-6165
Fax: 212-869-7634

and

NIB Capital Bank N.V.
Carnegieplein 4
P.O. Box 380
2501 BH Den Haag
The Netherlands
Attention: Dieter Fennema/Kartal Cona
Tel.: 31 70 342 53 57
Fax: 31 70 342 55 77